Exhibit 99.1

Trilogy Metals Welcomes Federal Transfer of Dalton Utility Corridor Lands to the State of Alaska, Highlights Positive Implications for Ambler Mining District

VANCOUVER, BC, May 7, 2026 /CNW/ - Trilogy Metals Inc. (NYSE American: TMQ) (TSX: TMQ) ("Trilogy Metals", "Trilogy" or the "Company") today welcomed the U.S. Department of the Interior's ("DOI") decision to transfer approximately 1.4 million acres of federal land within Alaska's Dalton Utility Corridor to the State of Alaska, marking a significant step toward advancing responsible resource development in the Ambler Mining District.

The land transfer is part of a broader series of federal actions affecting the corridor, centered on the issuance of Public Land Order 7966, which partially revoked Public Land Order 5150 ("PLO 5150"). Originally established in the early 1970s, PLO 5150 created a utility and transportation corridor – a protected strip of federal land intended to support development of the Trans-Alaska Pipeline and the Dalton Highway. By withdrawing millions of acres from public entry and state selection, PLO 5150 reduced the potential for conflicting land claims during infrastructure development. Recent policy changes have now reopened portions of the corridor to selection, facilitating the conveyance of these lands to the State of Alaska to help satisfy its remaining entitlements under the Alaska Statehood Act, and enabling Alaska to assume ownership and management of significant portions of the corridor.

"This is an important and constructive development for Alaska and for the future of domestic mineral production," said Tony Giardini, President and CEO of Trilogy. "Transferring these lands to state control helps create a more stable and predictable framework for infrastructure development, including projects like the Ambler Road, which is critical to unlocking the significant mineral potential of the Ambler Mining District."

The Dalton Utility Corridor has long been recognized as a strategic infrastructure route, paralleling existing energy and transportation systems such as the Trans-Alaska Pipeline and Dalton Highway. The corridor also overlaps with the proposed Ambler Road (or Ambler Access Project), a 211-mile, industrial-use-only road from the Ambler Mining District to the Dalton Highway designed to provide access to potentially one of the most prospective undeveloped mineral belts in North America, rich in copper, cobalt, zinc, and other critical minerals.

By shifting management of these lands from federal agencies to the State of Alaska, the transfer is expected to reduce regulatory complexity and enhance coordination for future permitting and right-of-way approvals.

The Ambler Mining District represents a significant opportunity to strengthen U.S. supply chains for critical minerals essential to energy transition technologies, national security, and economic growth. Infrastructure access remains a key prerequisite for advancing exploration and development activities in the district.

For further information, see the DOI's announcement at https://www.doi.gov/pressreleases/interior-transfers-14-million-acres-dalton-utility-corridor-state-alaska.

About Trilogy Metals

Trilogy Metals Inc. is a metal exploration and development company holding a 50 percent interest in Ambler Metals LLC, which has a 100 percent interest in the Upper Kobuk Mineral Projects ("UKMP") in northwestern Alaska. On December 19, 2019, South32 Limited, a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy Metals. The UKMP is located within the Ambler Mining District which is one of the richest and most-prospective known copper-dominant districts in the world. It hosts polymetallic volcanogenic massive sulfide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler Mining District – the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within a land package that spans approximately 190,929 hectares. Ambler Metals has an agreement with NANA Regional Corporation, Inc., an Alaska Native Corporation, that provides a framework for the exploration and potential development of the Ambler Mining District in cooperation with local communities. Trilogy Metals' vision is to develop the Ambler Mining District into a premier North American copper producer while protecting and respecting subsistence livelihoods.

Cautionary Note Regarding Forward-Looking Statements

This news release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, statements regarding predicted outcomes and benefits of the federal land transfer to the State of Alaska; anticipated economic benefits of the development of the Ambler Mining District and the Ambler Road; and perceived merit of the properties are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving the outcome of pending litigation, success of exploration activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks, prices for energy inputs, labour, materials, supplies and services, uncertainties involved in the interpretation of drilling results and geological tests, unexpected cost increases and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2025 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions, and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

View original content:https://www.prnewswire.com/news-releases/trilogy-metals-welcomes-federal-transfer-of-dalton-utility-corridor-lands-to-the-state-of-alaska-highlights-positive-implications-for-ambler-mining-district-302765029.html

SOURCE Trilogy Metals Inc.

View original content: http://www.newswire.ca/en/releases/archive/May2026/07/c9180.html

%CIK: 0001543418

For further information: Company Contact: Matthew Keevil, Vice President, Investor Relations and Business Development, ir@trilogymetals.com, Phone: +1 604 638 8088

CO: Trilogy Metals Inc.

CNW 06:30e 07-MAY-26